EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 33-95190, 333-039999, 333-21887, 333-57355, 333-53835, 333-64743, 333-38850, 33-104211, 333-70638, 333-142470, 333-142472, and 333-142474) and Form S-8 (File No.’s 33-95188, 333-36699, 333-45317, 333-67824 and 333-100630) of First Industrial Realty Trust, Inc. of our report dated February 25, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of First Industrial Realty Trust, Inc., and our report dated May 16, 2006, except with respect to our opinion on the consolidated statement of operations insofar as it relates to the effects of discontinued operations discussed in Note 5, as to which the date is February 25, 2008, relating to the consolidated financial statements of FirstCal Industrial, LLC, which appear in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
Chicago, Illinois

February 25, 2008